[Timothy Steers Letterhead]
                                 4380 SW Macadam
                                    Suite 200
                           Portland, Oregon 87201-6403
                               Tel - 503-274-6296





April 5, 2000


Securities and Exchange Commission
450 Fifth Street, N.W.
Washington, D.C.  20549

Gentlemen:

We have read the statements made by WhatsForFree Technologies, Inc., which we understand will be filed with the Commission, pursuant to Item 4 of the Current Report on Form 8-K dated April 7, 2000. We agree with the statements concerning our firm in such Form 8-K. We have no basis to agree or disagree with other statements of the registrant contained therein.

Very truly yours,




/s/ Timothy Steers, CPA, LLC
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